Exhibit (10.ae)

FIFTH AMENDMENT TO THE
MET-PRO CORPORATION SALARIED PENSION PLAN

This Fifth Amendment to the Met-Pro Corporation Salaried Pension Plan (the “Plan”) is made by Met-Pro Corporation (the “Company”).

WITNESSETH

WHEREAS, the Company adopted the Met-Pro Corporation Salaried Pension Plan and attendant Trust Agreement (the “Plan”) effective September 1, 1968 as amended and restated effective September 1, 2000;

WHEREAS, pursuant to the terms of the Plan, the Company may amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan to freeze benefit accruals effective as of December 31, 2006 (the “Freeze Date”).

NOW, THEREFORE, BE IT RESOLVED, that all participant benefit accruals under the Plan are hereby frozen effective as of the Freeze Date;

RESOLVED, FURTHER, that all benefit accruals will cease under the Plan as of the Freeze Date;

RESOLVED, FURTHER, that no further service credit shall be granted under the Plan for any purpose except that service will continue to be counted for purposes of vesting of benefits that have accrued as of the Freeze Date and for determining eligibility for early retirement as to benefits accrued as of the Freeze Date, and no future compensation shall be taken into account for purposes of calculating a participant’s accrued benefit;

RESOLVED, FURTHER, that on and after the Freeze Date, the determination of the amount of a participant’s accrued benefit shall be based on the provisions of the Plan in effect as of the Freeze Date, but calculated as if the participant had terminated employment as of the Freeze Date;

RESOLVED, FURTHER, that the Plan is hereby amended as appropriate to reflect the foregoing resolutions by adding a new Article XIX to the end of the Plan as follows:

ARTICLE XIX
FREEZING OF PLAN

19.1         The Plan has been frozen as of December 31, 2006 (the “Freeze Date”). There shall be no future benefit accruals on and after the Freeze Date. A Participant’s Credited Service, Compensation, and Average Monthly Earnings shall be determined as of the Freeze Date. A Participant’s accrued benefit shall based on the provisions of the Plan in effect on the Freeze Date, but calculated as if the Participant had terminated employment as of the Freeze Date.

19.2         Notwithstanding the above, Years of Service shall continue to be counted under the Plan on and after the Freeze Date solely for purposes of vesting in a benefit accrued as of the Freeze Date and for determining eligibility for early retirement as to benefits accrued as of the Freeze Date, but not for any other purpose under the Plan.

19.3         All benefits, rights and features shall be preserved as required under Code Section 411(d)(6) and regulations issued thereunder.

RESOLVED, FURTHER, that the Company is authorized and directed to make any amendments to the Plan as may be required by the Internal Revenue Service or otherwise to maintain its tax-qualified status, the signature of an officer of the Company appearing on any such amendment being conclusive evidence of the approval thereof by the Board of Directors; and

RESOLVED, FURTHER, that all previous actions taken by the proper officers or employees and counsel of the Company to implement the foregoing are hereby ratified and confirmed as if such action were approved at a duly convened meeting of the Directors.

IN ALL OTHER RESPECTS, this Plan is continued in full force and effect. In order to maintain the terms of the Plan in a single document, this Amendment may be incorporated into the most recent restatement of the Plan.

IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed by its duly authorized officer this 18th day of October, 2006.

ATTEST:		Met-Pro Corporation

By	/s/ Gary J. Morgan	By	/s/ Raymond J. De Hont

Title:	Vice President-Finance	Title:	President